SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


   Date of report (Date of earliest event reported):  November 3, 2006


                              CANEUM, INC.
           (Exact Name of Registrant as Specified in Charter)


           NEVADA                  000-30874            33-0916900
----------------------------      ------------      -------------------
(State or Other Jurisdiction      (Commission          (IRS Employer
     of Incorporation)            File Number)      Identification No.)


170 Newport Center Drive, Suite 210, Newport Beach, CA            92660
------------------------------------------------------          ----------
(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code:  (949) 273-4000

Former Address:  170 Newport Center Drive, Suite 220, Newport Beach, CA 92660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]  Written communications pursuant to Rule 425 under the Securities
          Act

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange
          Act

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Amendment of a Material Definitive Agreement

     On November 3, 2006, the parties to the Stock Purchase Agreement dated March 28, 2006, by and among the Company, Tier One Consulting, Inc., a California corporation ("Tier One"), and Michael A. Willner and Robert J. Morris, entered into a Correcting Amendment to the Stock Purchase Agreement. A copy of the amendment dated November 2, 2006, is included as an exhibit to this report. The effect of the correcting amendment is to reduce the annual base salaries of Messrs. Willner and Morris from $200,000 to $120,000. In addition, the purchase price of Tier One was increased to $3,070,000.16 and the Company is required to pay $320,000.16 of the purchase price to Messrs. Willner and Morris in equal monthly payments over a period of two years from the date of the Stock Purchase Agreement.

     Effective as of March 28, 2006, the Company purchased all of the outstanding shares of Tier One and Tier One became and remains a wholly owned subsidiary of the Company. Also, effective with the closing of the Stock Purchase Agreement on March 28, 2006, Messrs Willner and Morris became employees and senior vice-presidents of the Company. Included in their employment agreements with the Company were options to purchase 1,000,000 shares of the Company's common stock. They also remained directors and officers of Tier One after closing.

Item 9.01 Exhibits

(d)  Exhibits

     The following exhibit is included with this report:

     Exhibit No.    Description
     -----------    -----------
     2.1            Correcting Amendment dated November 2, 2006, to the
                    Stock Purchase Agreement dated March 28, 2006

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Caneum, Inc.

Date:  November 7, 2006            By /s/ Suki Mudan
                                      Suki Mudan, President



                                     2